                  Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statement of Finjan Holdings, Inc. on Form S-3 (File No. 333-197378), Form S-3 (File No. 333-189984), Form S-8 (File No. 333-195922), Form S-8 (File No. 333-197369), Form S-8 (File No. 333-223665), and Form S-8 (File No. 333-230240) of our report dated March 4, 2020, with respect to our audits of the consolidated financial statements of Finjan Holdings Inc. as of December 31, 2019 and 2018 and for each of the three years in the period ended December 31, 2019 (“consolidated financial statements”), which report is included in this Annual Report on Form 10-K of Finjan Holdings, Inc. for the year ended December 31, 2019.

Our report on the consolidated financial statements refers to a change in the method of accounting for leases effective January 1, 2019 due to the adoption of the guidance in ASC Topic 842, Leases.

/s/ Marcum LLP

Marcum LLP

Melville, NY
March 4, 2020